UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2019

USCF FUNDS TRUST
(Exact name of registrant as specified in its charter)

Delaware	001-38152	38-7159729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Mt. Diablo Boulevard, Suite 640 Walnut Creek, California 94596
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 522-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Shares of United States 3x Oil Fund	USOU	NYSE Arca Equities, Inc.
Shares of United States 3x Short Oil Fund	USOD	NYSE Arca Equities, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☒

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 20, 2019, United States Commodity Funds LLC (“USCF”), the sponsor of USCF Funds Trust (the “Trust”) and its series, including the United States 3x Oil Fund (“USOU”) and the United States 3x Short Oil Fund (“USOD”) (each a “Fund” and together, the “Funds”), announced that the USCF board of directors had approved a plan of liquidation and termination to (i) liquidate USOU and USOD, (ii) terminate the continuous offering of USOU and USOD, and (iii) deregister USOU and USOD under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore, terminate the Trust’s obligation to include USOU and USOD in its periodic and current reports with the Securities and Exchange Commission (“SEC”). USCF has provided notice to the NYSE Arca, Inc. (“NYSE Arca”), of its decision to liquidate USOU and USOD and terminate the offering.

As of the close of regular trading on the NYSE Arca on December 12, 2019, USOU and USOD will no longer accept orders for creation baskets or redemption baskets from authorized participants. Trading in the shares of each Fund on the NYSE Arca will be suspended prior to the open of market on December 13, 2019 and beginning on that date, there can be no assurance that there will be a secondary market for the shares. Shareholders may sell their holdings in USOU and USOD before December 12, 2019 and customary brokerage charges may apply to such transactions.

On or about December 12, 2019, USOU and USOD will begin the process of liquidating its portfolio. As a result, the cash holdings of each Fund will increase, and each Fund will cease to be managed in accordance with its investment objective.

The liquidation date for USOU and USOD will be December 18, 2019 and the proceeds of the liquidation are scheduled to be sent to shareholders of USOU and USOD on or about December 19, 2019.

USCF intends to file a post-effective amendment on behalf of the Trust and each Fund to terminate the offering of the registered and unsold shares of each Fund. The NYSE Arca will file a Form 25 with the SEC to effect the withdrawal of the listing of each Fund from the NYSE Arca. Delisting from the NYSE Arca will become effective 10 days after the filing date of the Form 25. Provided that each Fund continues to meet the applicable legal requirements, USCF intends to file a Form 15 on behalf of the Trust and each Fund with the SEC in January 2020 to suspend the Trust’s duty to include each Fund on its reports under Sections 13(a) and 15(d) of the Exchange Act. USCF expects the termination of registration will become effective 90 days after the date of the filing of the Form 15 with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Plan of Liquidation dated November 20, 2019
Exhibit 99.1	Press Release dated November 20, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USCF FUNDS TRUST
	By:	United States Commodity Funds LLC, its sponsor
Date: November 20, 2019	By:	/s/ John P. Love
Name: John P. Love
Title: President (Principal Executive Officer)